UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

XOMA LTD.
(Exact name of registrant as specified in its charter)

BERMUDA
(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 204-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

XOMA Ltd. has appointed Wells Fargo Shareowner Services as its new transfer agent, rights agent and registrar.  Effective December 21, 2010, registered shareholders’ share and investment information was automatically transferred to Wells Fargo Shareowner Services for ongoing service.

Wells Fargo Shareowner Services allows certain shareholders to access their account information online.  Instructions regarding online access are being mailed to eligible shareholders.  Accounts that are registered in the name of an investment club, corporation, or partnership will not be allowed online access.  Additional access restrictions may apply.

General written inquiries and address changes should be sent to:

Wells Fargo Shareowner Services P.O. Box 64874 St. Paul, MN 55164-0874	or	Wells Fargo Shareowner Services 161 N. Concord Exchange South St. Paul, MN 55075-1139

Telephone inquiries should be made to Wells Fargo Shareowner Services at (800) 468-9716 or (651) 450-4064.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 23, 2010

XOMA LTD. By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary